Exhibit 10(g)

                                                                     4-26-88


                           INCENTIVE COMPENSATION PLAN

                                        OF

                            PHILLIPS PETROLEUM COMPANY


                               ARTICLE I - PURPOSE
                               -------------------

            The purpose of the Incentive Compensation Plan is to attract and retain desirable personnel and provide greater incentive to and stimulate the efforts of key employees of the Company and certain of its subsidiaries by granting suitable recognition for outstanding individual contributions to the Company's success.


                             ARTICLE II - DEFINITIONS
                             ------------------------

            The following terms, when used in this Plan, have the following meanings unless the context clearly indicates otherwise:
        1. "Plan" shall mean the Incentive Compensation Plan, the terms and provisions of which are herein set forth, together with such amendments thereto as may hereafter from time to time be adopted.
        2.  "Company" shall mean Phillips Petroleum Company.
        3. "Employee" shall mean any person who, on the last day of the Year for which an allotment is made, was a regular full-time employee of the Company or of a company more than 95% of whose voting stock is owned directly or indirectly by the Company.


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        4.  "Shares" or "Shares of Stock" shall mean shares of the Company's authorized but unissued or previously issued and reacquired common stock, but shall not refer herein to Restricted Shares or Restricted Shares of stock.
        5. "Restricted Shares" or "Restricted Shares of Stock" shall mean Shares which may not be sold, assigned, transferred, pledged or otherwise disposed of, without prior approval of the Board or its designee, during a period specified by the Board in connection with the allotment of such Shares hereunder and which are evidenced by a certificate or certificates upon the face of which such restriction has been appropriately and conspicuously noted.
        6. "Reserve" shall mean the Incentive Compensation Reserve described in Article IV hereof.
        7.  "Year" shall mean calendar year.
        8.  "Board" shall mean the Board of Directors of the Company.


                            ARTICLE III - ELIGIBILITY
                            -------------------------

 Any regular full-time Employee who is in a managerial, professional or other key position, including officers or directors who are Employees, shall be eligible to participate in the Plan.


                   ARTICLE IV - INCENTIVE COMPENSATION RESERVE
                   -------------------------------------------

        1. For the calendar year 1965 and for each year thereafter, the Board may cause to be credited to an Incentive Compensation Reserve ("Reserve") up to 3% of the amount by which net income for that year exceeds 6% of borrowed and invested capital as of the end of the previous year. In determining the maximum amount creditable to the Reserve for each year as above provided:
       (a) "Net income" shall mean the amount reported as net income for that year in the consolidated statement of income included in the


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            Company's Annual Report to Stockholders plus (i) interest on long-term debt and (ii) amounts credited to the Reserve during that year; and
       (b) "borrowed and invested capital" shall mean the amount, as reported in the consolidated financial statements included in theCompany's Annual Report to Stockholders as of the end of the previous year, of (i) the total stockholders' equity (including capital stock, capital in excess of par value, and earnings employed in the business, less treasury stock) plus (ii) long-term debt due after one year and (iii) an appropriate adjustment for any significant change during the current year in the amounts of items (i) or (ii).
        2. No amount may be credited to the Reserve unless and until any amount previously credited thereto and not allotted by the Board to participants as hereinafter authorized shall have been restored to net income.
        3. As soon as practicable after the end of each year the Company's independent public accountants shall determine and report to the Board the maximum amount creditable to the Reserve for that year under the provisions of the Plan.


                       ARTICLE V - ALLOTMENTS FROM RESERVE
                       -----------------------------------

            Subject to the provisions hereof, the Board may make such allotments from the Reserve to such eligible Employees in such manner and amount as the Board shall in its sole discretion determine. Total allotments from the Reserve to all participants in any one year shall not exceed the amount credited to the Reserve available for that year. Total allotments in any one year to members of


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 the Board as a group shall not exceed 20% of the total allotments to all
 Employees in that year. The allotment in any one year to an individual shall not exceed a maximum amount to be determined by the Board by means of a vote in which at least a majority of the total number of nonemployee directors then in office vote in favor of the action taken.


                         ARTICLE VI - FORMS OF ALLOTMENTS
                         --------------------------------

            The Board has sole discretion to approve allotments under this Plan. From time to time it may delegate through an Administrative Procedure or otherwise, the right to determine settlement modes chosen from cash, shares or restricted shares.


                      ARTICLE VII - SETTLEMENT OF ALLOTMENTS
                      --------------------------------------

        1. Subject to the provisions of Article VIII, allotments shall be settled,
            (a) as to allotments in cash or in Shares, by payment of cash or delivery of Shares, or both, as the case may be, at or promptly following the date of allotment; and
            (b) as to allotments in Restricted Shares, by the issuance to and registration in the name of the participant, at or promptly following the date of allotment, of the entire number of the Restricted Shares covered by the allotment, which Restricted Shares, or a portion or portions thereof, shall not, without the


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                 prior written consent of the Board or its designee, be
                 sold, assigned, transferred, pledged or otherwise disposed of during such period or periods commencing with the date of allotment as determined by the Board; provided, each certificate evidencing Restricted Shares shall be accepted by the participant and placed by him in escrow held by the Company for the account of the participant during the period of restriction applicable thereto and, upon the termination of such period, such certificate shall be exchanged for a certificate for a corresponding number of Shares and the latter certificate shall be delivered forthwith to the participant, such delivery being considered for the purposes hereof as the settlement of the allotment or part thereof to which such certificate relates.

        2. Subject to the provisions of Article VIII and to the restrictions relating to the sale, assignment, transfer, pledge or other disposition of Restricted Shares, Restricted Shares held in escrow shall have all the rights and benefits of Shares and such rights and benefits, including those with respect to voting, dividends and other distributions, shall be enjoyed by the participant to whom allotted, as the registered owner, to the same extent as if such Restricted Shares were not being held in escrow, including the use of the Restricted Shares in the exercise of a stock option granted by the


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            Company provided, to the extent that any distribution made with respect to Restricted Shares consists of securities of the Company, or securities of the Company are received under a stock option by use of Restricted Shares, such securities shall be subject to the same restrictions and handled in the same manner as the Restricted Shares to which such securities are attributable.


                            ARTICLE VIII - FORFEITURES
                            --------------------------

        1. Without prejudice to any other rights of the Company, all allotments to participants, whether in cash or in Shares, or in Restricted Shares, shall, prior to settlement, be deemed to be conditional and contingent and subject to forfeiture at the discretion of the Board if for any reason other than death, disability or retirement at normal retirement age, a participant's employment with the Company or a subsidiary of the Company is terminated.
        2. Without prejudice to any other right of the Company, all allotments made in Restricted Shares and stock derived therefrom, shall be deemed to be conditional and contingent and subject to forfeiture during the escrow period upon such terms and conditions as the Board may specify on or before the allotment date for such Restricted Shares.
        3. Any amount forfeited as above provided (in the case of forfeiture involving Shares or Restricted Shares or stock derived therefrom, such amount to



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 be equal to the amount attributed thereto at time of allotment) shall be restored to net income of the Company in the year of forfeiture.


                         ARTICLE IX - DEATH OR INCAPACITY
                         --------------------------------

            In case of death or incapacity of a participant, whether before or after termination of employment, prior to the time an allotment has been settled, the amount thereof shall be settled with the participant's legal representative(s) at the time and in the manner and amount originally provided or otherwise as determined by the Board in individual cases.


                            ARTICLE X - ADMINISTRATION
                            --------------------------

        1. The Board shall have the exclusive right to interpret and construe the Plan and to administer its provisions, and, without limitation of the generality of the foregoing, shall solely be empowered to promulgate, amend and rescind rules and regulations for administration of the Plan, to decide any questions or disputes which may arise under the Plan and to make all other determinations and to take or cause to be taken all such other actions as may be necessary or desirable for operation of the Plan. Subject to the provisions hereof, the selection of eligible Employees for participation in the Plan and the manner and amount of such participation in each individual case shall be determined in the sole and absolute discretion of the Board.
        2. The action of the Board pursuant to paragraph 1 of this Article shall be binding and conclusive on all persons.


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               ARTICLE XI - AMENDMENTS AND TERMINATION OF THE PLAN
               ---------------------------------------------------

            Although it is contemplated that the Plan will continue indefinitely, nevertheless the Board in its discretion may at any time and from time to time amend the Plan or any provision thereof or may terminate the Plan, except that:
            (i) The Board shall not, without prior approval of the stockholders of the Company, amend the Plan to increase the maximum amount which may be credited to the Reserve for any year, or to increase the maximum amounts which may be allotted in any year to the members of the Board as a group, except as may be necessary or permitted so as to achieve or maintain a favorable tax position for the Company or participants under the Internal Revenue Code, as the same may be amended; and
           (ii) Neither an allotment made prior to the effective date of any amendment or termination of the Plan, nor any payment provided for under the terms of such an allotment, may be adversely affected by such amendment or termination without the consent of the participant to whom such allotment was made.


                         ARTICLE XII - LEGAL REQUIREMENTS
                         --------------------------------

            The operation of the Plan and all rights and obligations resulting at any time therefrom shall be subject to compliance with all state and federal laws and regulations (whether now or hereafter becoming applicable) at such time or times and in such manner as the Board shall consider necessary or appropriate.



 2DP-1/002


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